UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2004

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

41-1636021

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

0-22718
(Commission File No.)

3033 Excelsior Blvd., Suite 200, Minneapolis, Minnesota 55416
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

Item 5.    Other Events and Regulation FD Disclosure.

Technology Solutions Company, a Delaware corporation (“TSC”), and its wholly owned subsidiary, Z Acquisition Corp., a Delaware corporation (“ZAC”), have entered into an agreement to acquire all of the issued and outstanding common stock of Zamba Corporation, a Delaware corporation (“Zamba”), at an exchange ratio of .15 shares of TSC common stock for each share of Zamba common stock.  TSC will also assume Zamba’s outstanding debt.  Zamba currently has 38,907,711 shares of common stock outstanding.

The transaction is structured as a merger and will be consummated pursuant an Agreement and Plan of Merger (the “Agreement”) dated August 6, 2004, between TSC, ZAC and Zamba. As a result of the merger, Zamba will become a wholly owned subsidiary of TSC.  Completion of the merger is subject to customary conditions, including approval of our stockholders.

The above description is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.2.  Also attached as Exhibit 99.1 is the Press Release announcing the transaction.

Item 7.    Financial Statements and Exhibits.

99.1         Press Release dated August 9, 2004. *

99.2         Agreement dated August 6, 2004, among Technology Solutions Company, a Delaware corporation, Z Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Technology Solutions Company, and Zamba Corporation, a Delaware corporation. *

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2004	ZAMBA CORPORATION

	By	/s/ Ian Nemerov
Ian Nemerov
Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated August 9, 2004.

99.2

Agreement dated August 6, 2004, among Technology Solutions Company, a Delaware corporation, Z Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Technology Solutions Company, and Zamba Corporation, a Delaware corporation.